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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-4/A (Amendment No. 1--Registration No. 333-74814) and to the incorporation by reference therein of our report dated February 22, 2001 with respect to the consolidated financial statements of WesBanco, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP



Pittsburgh, Pennsylvania
January 10, 2002